EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion by reference in this Amendment No. 1 to the registration statement on Form S-3 of our report dated March 30, 2003 which appears on page 29 of the annual report on Form 10-K of 21st Century Holding Company for the year ended December 31, 2002 and to the reference to our firm under the caption "Experts" in the Prospectus.

                                                      DE MEO, YOUNG, MCGRATH


De Meo, Young, McGrath
Boca Raton, Florida
August 11, 2003